SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2005

COCONNECT, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-26533	63-1205304
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
480 E. 6400 South, Ste 230
Salt Lake City, Utah 84107
(Address of principal executive offices)
(801) 266-9393
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) - (b)    On October 10, 2005, Tim Thayne, a member of our board of directors and our president and chief technology officer resigned effective immediately.

Item 9.01  Exhibits and Reports on Form 8-K.

(a)

Exhibits (filed with this report unless indicated below)

Exhibit 5.02.1

Resignation of Tim Thayne as chief technology officer.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

COCONNECT, INC.

Date: October 11, 2005

 By: /s/ L.J. Eikov

L.J. Eikov

Chief Executive Officer and member

of the board

Exhibit 5.02.1

Dear Board of Directors and Officers,

Please accept my resignation effective immediately this Monday, October 10, 2005, as Director, President, and Chief Technology Officer of CoConnect, Inc.

Because of recent changes in management and company direction, I feel I can no longer, in good faith, fulfill my responsibilities.  Because of these irreconcilable differences, I will be pursuing other avenues to fulfill my original business plan.

I have also not been paid for several months and have thousands of dollars in non-reimbursed expenses.  I would appreciate payment for all monies owed to me as soon as possible.

I appreciate the opportunity I've had over the past year of attempting to bring value to the company and its shareholders.

I wish all of you the best of luck in your future endeavors, whatever they may be.

Kind Regards,

By: /s/ Tim Thayne

Tim Thayne

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